Exhibit 10.10

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment, dated as of December 10, 2018 (the “Amendment”), to the Employment Agreement (“Employment Agreement”), dated effective as of October 1, 2015 (the “Effective Date”), by and among Esquire Financial Holdings, Inc., a Maryland corporation (the “Company”), its wholly-owned subsidiary, Esquire Bank, N.A., a national banking association with its main office in Garden City, New York (the “Bank”), and Eric Bader, a resident of New York (“Executive”).  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Executive is currently employed under the Employment Agreement as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company and as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Bank; and

WHEREAS, effective December 10, 2018 (the “Amendment Effective Date”), the Executive’s new position, title and responsibilities is Executive Vice President, Chief Operating Officer and Corporate Secretary of the Company and the Bank; and

WHEREAS, the parties agree to amend the Agreement to reflect the Executive’s new position, title and responsibilities; and

WHEREAS, pursuant to Section 15 of the Agreement, the parties to the Agreement desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and the Executive hereby agree as follows:

Section 1.  Amendment to the Agreement.  Notwithstanding anything in the Agreement to the contrary, as of the Amendment Effective Date, all references in the Agreement to “Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary” of the Company and/or the Bank are hereby amended and replaced with “Executive Vice President, Chief Operating Officer and Corporate Secretary” of the Company and/or the Bank.

Section 2.  Acknowledgement.  By executing and agreeing to this Amendment, Executive hereby acknowledges and agrees that the change in title reflected in Section 1 above, and the resultant change in Executive’s duties and responsibilities, which changes are effective as of the Amendment Effective Date, do not constitute a “Good Reason” for Executive’s resignation under Sections 4(b) and 25(c) of the Agreement, and do not entitle Executive to the payments and benefits set forth in Section 4 of the Agreement.

Section 3.  Continuation of Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

ATTEST:ESQUIRE FINANCIAL HOLDINGS, INC.

/s/ Anthony Coelho/s/ Andrew C. Sagliocca

Anthony Coelho, ChairmanAndrew C. Sagliocca

President and Chief Executive Officer

ATTEST:ESQUIRE BANK, N.A.

/s/ Anthony Coelho/s/ Andrew C. Sagliocca

Anthony Coelho, ChairmanAndrew C. Sagliocca

President and Chief Executive Officer

WITNESS:EXECUTIVE:

/s/ Anthony Coelho/s/ Eric Bader

Anthony Coelho, ChairmanEric Bader